As filed with the Securities and Exchange Commission on July 13, 2007

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AMGEN INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	95-3540776
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

One Amgen Center Drive

Thousand Oaks, California 91320-1799

(Address of Principal Executive Offices including Zip Code)

AMGEN RETIREMENT AND SAVINGS PLAN

(Full Title of the Plan)

David J. Scott, Esq. Senior Vice President, General Counsel and Secretary One Amgen Center Drive Thousand Oaks, California 91320-1799 (805) 447-1000	Copy to: Charles Ruck Regina Schlatter Latham & Watkins LLP 650 Town Center Drive, 20th Floor Costa Mesa, California 92626 (714) 540-1235

(Name, Address, Including Zip Code, and Telephone Number,

Including Area Code, of Agent for Service)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, par value $0.0001 per share	2,500,000	$54.59	$136,475,000.00	$4,189.78

(1)	2,500,000 shares of common stock, par value $0.0001 per share (the “Common Stock”) of Amgen Inc., a Delaware corporation (the “Company”), are being registered hereunder. Such number represents shares that may be purchased in the open market pursuant to the Amgen Retirement and Savings Plan (the “Plan”). Pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Plan. In addition, pursuant to Rule 416(a) under the Securities Act, this Registration Statement shall automatically cover any additional shares of Common Stock that become purchasable under the Plan by reason of any stock dividend, stock split or other similar transaction.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) and (c) under the Securities Act. The price per share and aggregate offering price for the shares of Common Stock are calculated on the basis of the average of the high and low trading prices of the Common Stock, as reported on the NASDAQ Global Select Market on July 10, 2007.

Proposed issuances to commence as soon after the effective date of the Registration Statement as practicable.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information called for in Part I of the Form S-8 is not being filed with or included in this Form S-8 (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Registration of Additional Securities

The Company has previously registered 4,800,000 shares of Common Stock, after giving effect to stock splits, that may be purchased under the Plan by a Registration Statement on Form S-8 filed with the Commission on February 25, 1991, Registration No. 33-39104, as amended (the “Prior Registration Statement”). Under this Registration Statement, the Company is registering an additional 2,500,000 shares of Common Stock that may be acquired under the Plan. The content of the Prior Registration Statement is incorporated by reference herein to the extent not modified or superseded thereby or by any subsequently filed document that is incorporated by reference herein or therein.

Experts

The financial statements and management’s report on the effectiveness of internal control over financial reporting incorporated in this Registration Statement by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 have been audited by Ernst & Young LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

Item 8.	Exhibits.

See the Index to Exhibits on page 4.

The Company previously received a determination letter from the Internal Revenue Service (the “IRS”), dated November 21, 2001, certifying that the Plan was qualified under Section 401 of the Internal Revenue Code, as amended (the “Code”). On January 22, 2007, the Company submitted an application to the IRS for a new determination letter with respect to the Plan, as amended since the date of the prior determination letter. The Company hereby undertakes that it has submitted the Plan and any amendments thereto to the IRS and has made or will make all changes required by the IRS in order to continue to maintain qualification of the Plan.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant, Amgen Inc., a Delaware corporation, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Thousand Oaks, State of California, on this 13th day of July 2007.

AMGEN INC.

By:	/s/ Kevin W. Sharer
Kevin W. Sharer
Chairman of the Board, Chief Executive Officer and President

POWER OF ATTORNEY

KNOW ALL MEN AND WOMEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kevin W. Sharer, Robert A. Bradway and David J. Scott, or any of them, his or her attorney-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any amendments (including, without limitation, post-effective amendments) and supplements to this Registration Statement, and any related registration statements, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons on behalf of the registrant and in the capacities on the dates indicated:

Signature	Title	Date

/s/ Kevin W. Sharer	Chairman of the Board, Chief Executive Officer and President, and Director (Principal Executive Officer)	July 13, 2007
Kevin W. Sharer

/s/ Robert A. Bradway	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	July 13, 2007
Robert A. Bradway

/s/ Michael A. Kelly	Vice President, Finance and Chief Accounting Officer (Principal Accounting Officer)	July 13, 2007
Michael A. Kelly

/s/ David Baltimore	Director	July 13, 2007
David Baltimore

/s/ Frank J. Biondi, Jr.	Director	July 13, 2007
Frank J. Biondi, Jr.

/s/ Jerry D. Choate	Director	July 13, 2007
Jerry D. Choate

/s/ Frederick W. Gluck	Director	July 13, 2007
Frederick W. Gluck

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/s/ Frank C. Herringer	Director	July 13, 2007
Frank C. Herringer

/s/ Gilbert S. Omenn	Director	July 13, 2007
Gilbert S. Omenn

/s/ Judith C. Pelham	Director	July 13, 2007
Judith C. Pelham

/s/ J. Paul Reason	Director	July 13, 2007
J. Paul Reason

/s/ Leonard D. Schaeffer	Director	July 13, 2007
Leonard D. Schaeffer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the trustee (or other persons who administer the Amgen Retirement and Savings Plan) has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Thousand Oaks, State of California, on this 13th day of July 2007.

AMGEN RETIREMENT AND SAVINGS PLAN

By:	AMGEN INC.
Plan Administrator

	By:	/s/ Kevin W. Sharer
Kevin W. Sharer, Chairman of the Board, Chief Executive Officer and President

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INDEX TO EXHIBITS

EXHIBIT	DESCRIPTION
4.1	Restated Certificate of Incorporation (as restated December 6, 2005). (1)

4.2	Amended and Restated Bylaws of Amgen Inc. (as amended and restated February 14, 2007). (2)

4.3	Form of stock certificate for the common stock, par value $0.0001 of Amgen Inc. (3)

4.4	Registration Rights Agreement, dated as of November 18, 2004, among Amgen Inc. and Morgan Stanley & Co. Incorporated and Merrill Lynch, Pierce, Fenner & Smith Incorporated. (4)

4.5	Registration Rights Agreement, dated as of February 17, 2006, among Amgen Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. Incorporated, Citigroup Global Markets Inc., JPMorgan Securities Inc., Lehman Brothers Inc., Bear, Stearns & Co. Inc., Credit Suisse Securities (USA) LLC. (5)

5*	Determination letter issued by the Internal Revenue Service, dated November 21, 2001.

23*	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

24*	Power of Attorney (included on the signature page to this Registration Statement).

*	Filed herewith.
(1)	Filed as an exhibit to the Form 10-K for the year ended December 31, 2005 on March 10, 2006 and incorporated herein by reference.
(2)	Filed as an exhibit to the Current Report on Form 8-K on February 20, 2007 and incorporated herein by reference.
(3)	Filed as an exhibit to the Form 10-Q for the quarter ended March 31, 1997 on May 13, 1997 and incorporated herein by reference.
(4)	Filed as an exhibit to the Company’s Form 8-K on November 19, 2004 and incorporated herein by reference.
(5)	Filed as an exhibit to the Company’s Form 8-K on February 21, 2006 and incorporated herein by reference.

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